Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 27, 2012, relating to the consolidated financial statements and financial statement schedules of Healthcare Trust of America, Inc. and subsidiaries (the “Company”) incorporated by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated December 21, 2012, relating to the statements of revenues and certain expenses of St. John Providence MOB, Penn Avenue Place, and Rush MOB for the year ended December 31, 2011 (which reports express an unqualified opinion and include an explanatory paragraph referring to the purpose of the statements) appearing in the Current Report on Form 8-K of Healthcare Trust of America, Inc. and subsidiaries filed with the U.S. Securities and Exchange Commission on December 21, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

December 21, 2012